                                    FORM S-4
   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 17, 1998


                                                      REGISTRATION NO. 333-61211
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 4
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                               RADIO UNICA CORP.

                             AND OTHER REGISTRANTS*

             (Exact name of registrant as specified in its charter)

           DELAWARE                         513111                 65-0776004
 (State or other Jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
     of Incorporation or         Classification Code Number)     Identification
        Organization)                                                 No.)

                            ------------------------

                        8400 N.W. 52ND STREET, SUITE 101
                              MIAMI, FLORIDA 33166
                                 (305) 463-5000

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            ------------------------

                                STEVEN E. DAWSON
                               RADIO UNICA CORP.
                        8400 N.W. 52ND STREET, SUITE 101
                              MIAMI, FLORIDA 33166
                                 (305) 463-5000

           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                            ------------------------

                                    COPY TO:
                            C. KEVIN BARNETTE, ESQ.
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                           1440 NEW YORK AVENUE, N.W.
                             WASHINGTON, D.C. 20005
                                 (202) 371-7000
                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

    IF THE SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED IN CONNECTION WITH THE FORMATION OF A HOLDING COMPANY AND THERE IS COMPLIANCE WITH GENERAL INSTRUCTION G, CHECK THE FOLLOWING BOX. / /
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

*OTHER REGISTRANTS

                                                                                             ADDRESS, INCLUDING ZIP
                                                                                               CODE AND TELEPHONE
                              STATE OR OTHER        PRIMARY STANDARD                         NUMBER, INCLUDING AREA
EXACT NAME OF REGISTRANT      JURISDICTION OF          INDUSTRIAL         I.R.S. EMPLOYER     CODE, OF REGISTRANT'S
   AS SPECIFIED IN ITS       INCORPORATION OR      CLASSIFICATION CODE    IDENTIFICATION       PRINCIPAL EXECUTIVE
         CHARTER               ORGANIZATION              NUMBERS              NUMBER                 OFFICES
-------------------------  ---------------------  ---------------------  -----------------  -------------------------
Oro Spanish Broadcasting,  California                    513111             94-2678874      8400 N.W. 52nd St. Suite
  Inc.                                                                                      101
                                                                                            Miami, FL 33166
Radio Unica of San         Delaware                      513111             65-0813274      8400 N.W. 52nd St. Suite
  Francisco, Inc.                                                                           101
                                                                                            Miami, FL 33166
Radio Unica of San         Delaware                      513111             52-2114089      8400 N.W. 52nd St. Suite
  Francisco License Corp.                                                                   101
                                                                                            Miami, FL 33166
Radio Unica of Miami,      Delaware                      513111             65-0813271      8400 N.W. 52nd St. Suite
  Inc.                                                                                      101
                                                                                            Miami, FL 33166
Radio Unica of Miami       Delaware                      513111             52-2114091      8400 N.W. 52nd St.
  License Corp.                                                                             Suite 101
                                                                                            Miami, FL 33166
Radio Unica of Los         Delaware                      513111             65-0812486      8400 N.W. 52nd St. Suite
  Angeles, Inc.                                                                             101
                                                                                            Miami, FL 33166
Radio Unica of Los         Delaware                      513111             52-2114088      8400 N.W. 52nd St. Suite
  Angeles License Corp.                                                                     101
                                                                                            Miami, FL 33166
Radio Unica of San         Delaware                      513111             65-0812485      8400 N.W. 52nd St. Suite
  Antonio, Inc.                                                                             101
                                                                                            Miami, FL 33166
Radio Unica Network, Inc.  Delaware                      513111             65-0812484      8400 N.W. 52nd St. Suite
                                                                                            101
                                                                                            Miami, FL 33166
Radio Unica Sales Corp.    Florida                       513111             65-0788821      8400 N.W. 52nd St. Suite
                                                                                            101
                                                                                            Miami, FL 33166
Blaya, Inc.                Delaware                      513111             65-0803106      8400 N.W. 52nd St. Suite
                                                                                            101
                                                                                            Miami, FL 33166
Radio Unica of Houston     Delaware                      513111             65-0857122      8400 N.W. 52nd St. Suite
  License Corp.                                                                             101
                                                                                            Miami, FL 33166

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Company's Certificate of Incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law (the "DGCL"), no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, that, a director shall be liable to the extent provided by applicable law (1) for any breach of the directors' duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, or (4) for any transaction from which the director derived any improper personal benefit.

    The Company's Certificate of Incorporation also provides that the Company shall, to the fullest extent permitted by Section 145 of the DGCL, indemnify any and all persons whom it shall have power to indemnify under such section from and against any and all of the expenses, liabilities or other matters referred to in or covered by such section and shall advance expenses to the fullest extent permitted thereby. Such right to indemnification and advancement of expenses shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The indemnification and advancement of expenses provided for therein shall not be deemed exclusive.

    Consistent with Section 145 of the DGCL, the Company's Bylaws provide that the Company shall indemnify any person, to the fullest extent authorized by the DGCL who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere or its equivalent, shall not, in and of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

    Consistent with Section 145 of the DGCL, the Company's Bylaws provide that the Company shall indemnify any person, to the fullest extent authorized by the DGCL who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans) against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the court in which such action or suit was brought shall determine, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

    Consistent with Section 145 of the DGCL, the Company's Bylaws also provide that: all reasonable expenses incurred by or on behalf of the indemnitee in connection with any suit, action or proceeding, may be advanced to the indemnitee by the Company; the rights to indemnification and to advancement of expenses conferred in therein shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Certificate of Incorporation, a By-Law of the Company, agreement, vote of stockholders or disinterested Directors or otherwise; and the indemnification and advancement of expenses provided therein shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

    Section 145 of the DGCL provides that to the extent that a present or former director or officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue, or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

    Any such indemnification (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in such circumstances because such person has met the applicable standard of conduct set forth in the paragraphs above. Such determination shall be made
(i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders.

    Section 145 of the DGCL permits a Delaware business corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liability.

    The above discussion of Section 145 of the DGCL is not intended to be exhaustive and is qualified in its entirety by the DGCL.

ITEM 21. EXHIBITS AND FINANCIAL SCHEDULE TABLES

    (a) Exhibits:

 EXHIBIT
  NUMBER                                                 DESCRIPTION
----------  ------------------------------------------------------------------------------------------------------

    3.1*    Certificate of Incorporation of the Company.

    3.2*    Bylaws of the Company.

    3.3*    Certificate of Incorporation of Radio Unica of San Francisco, Inc.

    3.4*    Bylaws of Radio Unica of San Francisco, Inc.

    3.5*    Certificate of Incorporation of Oro Spanish Broadcasting, Inc.

    3.6*    Bylaws of Oro Spanish Broadcasting, Inc.

    3.7*    Certificate of Incorporation of Radio Unica of San Francisco License Corp.

    3.8*    Bylaws of Radio Unica of San Francisco License Corp.

    3.9*    Certificate of Incorporation of Radio Unica of Miami, Inc.

 EXHIBIT
  NUMBER                                                 DESCRIPTION
----------  ------------------------------------------------------------------------------------------------------
    3.10*   Bylaws of Radio Unica of Miami, Inc.

    3.11*   Certificate of Incorporation of Radio Unica of Miami License Corp.

    3.12*   Bylaws of Radio Unica of Miami License Corp.

    3.13*   Certificate of Incorporation of Radio Unica of Los Angeles, Inc.

    3.14*   Bylaws of Radio Unica of Los Angeles, Inc.

    3.15*   Certificate of Incorporation of Radio Unica of Los Angeles License Corp.

    3.16*   Bylaws of Radio Unica of Los Angeles License Corp.

    3.17*   Certificate of Incorporation of Radio Unica of San Antonio, Inc.

    3.18*   Bylaws of Radio Unica of San Antonio, Inc.

    3.19*   Certificate of Incorporation of Radio Unica Network, Inc.

    3.20*   Bylaws of Radio Unica Network, Inc.

    3.21*   Certificate of Incorporation of Radio Unica Sales Corp.

    3.22*   Bylaws of Radio Unica Sales Corp.

    3.23*   Bylaws of Blaya, Inc.

    3.24*   Certificate of Incorporation of Blaya, Inc.

    3.25*   Bylaws of Radio Unica of Houston License Corp.

    3.26*   Certificate of Incorporation of Radio Unica of Houston License Corp.

    4.1*    Purchase Agreement, dated July 22, 1998, among the Company, each of the Company's subsidiaries set forth therein, CIBC Oppenheimer Corp. and Bear, Stearns & Co. Inc.

    4.2*    Indenture dated as of July 27, 1998 between the Company and Wilmington Trust Company, as Trustee.

    4.3*    Form of New Note (included as Exhibit A to Exhibit 4.2).

    4.4*    Form of Guarantee (included as Exhibit G to Exhibit 4.2).

    4.5*    Registration Rights Agreement, dated as of July 22, 1998, between the Company and CIBC Oppenheimer
            Corp. and Bear, Stearns & Co. Inc.

    5.1     Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

   10.1*    Credit Agreement, dated as of July 8, 1998 among the Company, Holdings, the several banks and other financial institutions from time to time parties thereto and Canadian Imperial Bank of Commerce, in its individual capacity and as Agent ("CIBC").

   10.2*    Form of Guarantee under the Credit Agreement, each dated as of July 8, 1998, by each of the following subsidiaries of the Company: Radio Unica of San Francisco, Inc., Oro Spanish Broadcasting, Inc., Radio
            Unica of San Francisco License Corp., Radio Unica of Miami, Inc., Radio Unica of Miami License Corp.,
            Radio Unica of Los Angeles, Inc., Radio Unica of Los Angeles License Corp., Radio Unica of San
            Antonio, Inc., Radio Unica Network, Inc. and Radio Unica Sales Corp. in favor of CIBC (included as
            Exhibit E to Exhibit 10.1).

 EXHIBIT
  NUMBER                                                 DESCRIPTION
----------  ------------------------------------------------------------------------------------------------------
   10.3*    Form of Pledge Agreement, each dated as of July 8, 1998, between CIBC and each of Radio Unica of San
            Francisco, Inc., Radio Unica of Miami, Radio Unica of Los Angeles, Inc., Oro Spanish Broadcasting,
            Inc., Holdings and the Company (included as Exhibits A, C and F to Exhibit 10.1).

   10.4*    Form of Security Agreement, each dated as of July 8, 1998, between CIBC and each of the following subsidiaries of the Company: Radio Unica of San Francisco, Inc., Oro Spanish Broadcasting, Inc., Radio
            Unica of San Francisco License Corp., Radio Unica of Miami, Inc., Radio Unica of Miami License Corp.,
            Radio Unica of Los Ageles, Inc., Radio Unica of Los Angeles License Corp., Radio Unica of San Antonio,
            Inc., Radio Unica Network, Inc., and Radio Unica Sales Corp Holdings and the Company (included as
            Exhibits B, D and G to Exhibit 10.1).

   10.5*    Contribution Agreement, dated as of July 8, 1998, among certain of the Company's subsidiaries,
            Holdings and CIBC.

   10.6*    Intellectual Property Security Agreement, dated as of July 8, 1998, between the Company and CIBC.

   10.7*    Securities Purchase Agreement, dated as of August 11, 1997, by and among the Company, Warburg, Pincus
            Ventures, L.P. and the other investors named therein.

   10.8*    Supplement to Securities Purchase Agreement, dated as of June, 1998, among the Company, Holdings,
            Warburg, Pincus Ventures, L.P. and the other investors named therein.

   10.9*    Stockholders' Agreement, dated as of June 30, 1998, by and among Holdings, Warburg, Pincus Ventures,
            L.P., Joaquin Blaya, Herbert Levin and the other persons listed therein.

   10.10*   Time Brokerage Agreement, dated as of October 31, 1997, by and between the Company and Lotus Oxnard
            Corp. relating to KVCA(AM).

   10.11*   Time Brokerage Agreement, dated as of October 31, 1997, by and between the Company and Texas Lotus
            Corp. relating to KZDC(AM).

   10.12*   Time Brokerage Agreement, dated as of June 9, 1998, by and between Achievement Radio Holdings, Inc.
            and the Company relating to WYPA(AM).

   10.13*   Time Brokerage Agreement, dated as of April 27, 1998, by and between The Freedom Network, Inc. and the
            Company relating to KDFT(AM).

   10.14*   Asset Purchase Agreement, dated as of January 26, 1998, by and among the Company, One-On-One Sports
            License of Florida, L.L.C. and One-On-One Sports Radio of Florida, L.L.C.

   10.15*   Stock Purchase Agreement, dated as of February 20, 1998, by and among the Company, Oro Spanish
            Broadcasting, Inc. and Rene De La Rosa.

   10.16*   Asset Purchase Agreement, dated as of May 20, 1998, by and among the Company, Sinclair Radio of Los
            Angeles, Inc. and Sinclair Radio of Los Angeles Licensee, Inc.

   10.17*   Form of Non Competition and Confidentiality Agreement between each of Joaquin F. Blaya, Herbert M.
            Levin and Steven E. Dawson, dated August 13, 1997.

   10.18*   Agreement, dated as of November 19, 1997, entered into by and between The Miami Herald Publishing
            Company and the Company.

   10.19*   Agreement, dated as of January 15, 1998, entered into by and between Radio Unica Corp. and Jorge
            Ramos.

 EXHIBIT
  NUMBER                                                 DESCRIPTION
----------  ------------------------------------------------------------------------------------------------------
   10.20*   Amended and Restated Artist Agreement, dated as of June 5, 1998, entered into by and between Radio
            Unica Network, Inc. and Raque Productions (for services of Pedro Sevcec).

   10.21*   Independent Contractor Agreement dated as of June 30, 1998 between Radio Unica Network, Inc. and Dra
            Isabel, Inc. (for services of Isabel Gomez Bassols)

   10.22*   1998 Stock Option Plan of Holdings

   10.23*   Lease, dated October 21, 1997, between Port of Oakland and Oro Spanish Broadcasting, Inc. (for real property located in City of Oakland, County of Alameda).

   10.24*   Lease, dated April 20, 1983, by and between May L. Rotolante and Radio WCMQ, Inc., as assigned to
            Radio Unica of Miami, Inc. (for real property in Dade County, Florida).

   10.25*   Lease, as amended, dated September 19, 1997, by and between KOALA Miami Realty Holding Co., Inc. and
            Radio Unica Corp. (for office space located in Dade County, Florida).

   10.26*   Amendment to Time Brokerage Agreement, dated as of May 20, 1998, by and between The Freedom Network,
            Inc. and the Company relating to KDFT(AM).

   10.27*   Local Programming and Marketing Agreement, dated as of June 1, 1998, by and between Children's Radio of New York, Inc. and the Company relating to WBAH(AM).

   10.28*   Stock Purchase Agreement, dated as of June 10, 1998, by and among the Company, Blaya, Inc. and Joaquin
            F. Blaya.

   10.29**  Option Agreement, dated as of October 31, 1997, by and between Lotus Oxnard Corp. and the Company.

   10.30*   Option Agreement, dated as of October 31, 1997, by and between Texas Lotus Corp. and the Company.

   10.31**  Option Agreement, dated as of June 9, 1998, by and between Personal Achievement Radio of Illinois,
            Inc. and the Company.

   10.32*   First Supplemental Indenture, dated as of September 11, 1998, among the Company, Blaya, Inc., Radio
            Unica of Houston License Corp. and Wilmington Trust Company.

   10.33*   Guarantee under the Supplemental Indenture, dated as of September 11, 1998, of Blaya, Inc. and Radio
            Unica of Houston License Corp.

   10.34*   Subsidiary Pledge Agreement, dated as of September 11, 1998, between CIBC and Blaya, Inc.

   10.35*   Subsidiary Security Agreement, dated as of September 11, 1998, between CIBC and Blaya, Inc.

   10.36*   Subsidiary Security Agreement, dated as of September 11, 1998, between CIBC and Radio Unica of Houston
            License Corp.

   10.37*   Subsidiary Guarantee under the Credit Agreement, dated as of September 11, 1998, of Blaya, Inc.

   10.38*   Subsidiary Guarantee under the Credit Agreement, dated as of September 11, 1998, of Radio Unica of
            Houston License Corp.

   10.39**  Agreement, dated as of September 28, 1998, between the Company and Inter/Forever Sports, Inc.

 EXHIBIT
  NUMBER                                                 DESCRIPTION
----------  ------------------------------------------------------------------------------------------------------
   10.40**  Agreement, dated as of September 28, 1998, between the Company and Inter/Forever Sports, Inc.

   10.41*   Asset Purchase Agreement, dated as of October 26, 1998, among the Company, Children's Broadcasting
            Corporation, Children's Radio of Dallas, Inc., Children's Radio of Phoenix, Inc. and Children's Radio
            of New York, Inc.

   10.42*   First Amendment to Asset Purchase Agreement, dated as of October 27, 1998, among the Company,
            Children's Broadcasting Corporation, Children's Radio of Dallas, Inc., Children's Radio of Phoenix,
            Inc. and Children's Radio of New York, Inc.

   10.43*   Local Programming and Marketing Agreement, dated as of October 26, 1998, among the Company, Children's
            Radio of New York, Inc., Children's Radio of Dallas, Inc. and Children's Radio of Phoenix, Inc.

   10.44*   Letter Agreement, dated as of October 26, 1998, between the Company and Foothill Capital Corporation.

   10.45*   Security Agreement, dated as of October 26, 1998, among the Company, Children's Radio of Dallas, Inc.,
            Children's Radio of Phoenix, Inc., Children's Radio of New York, Inc., KAHZ-AM, Inc. and Children's
            Broadcasting Corporation.

   21.1*    Subsidiaries of the Company.

   23.1*    Consent of Ernst & Young LLP.

   23.2*    Consent of Miller, Kaplan, Arase & Co., LLP.

   23.3*    Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in exhibit 5.1).

   24.1*    Power of Attorney of Messrs. Blaya, Levin, Dawson, Goldman and Santoleri.

   24.2*    Power of Attorney of Mr. Lapidus.

   25.1*    Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of Wilmington Trust
            Company.

   27.1*    Financial Data Schedule.

   27.2*    Financial Data Schedule.

   99.1*    Form of Letter of Transmittal.

   99.2*    Form of Notice of Guaranteed Delivery.


------------------------

*   Previously filed.

** Portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

    (b) Financial Statement Schedules:

        All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission have been omitted because they are not required, are inapplicable or the required information has already been provided elsewhere in the registration statement.

ITEM 22. UNDERTAKINGS

    INSTRUCTION TO ITEM 511. 1. If the amounts of any items are not known, give estimates but identify them as such.

    The Registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(i) include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) include any additional or changed material information on the plan of distribution.

(2) For determing liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial BONA FIDE offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on this 17th day of December, 1998.


                                RADIO UNICA CORP.

                                                /s/ STEVEN E. DAWSON
                                     -----------------------------------------
                                               Name: Steven E. Dawson
                                         TITLE: CHIEF FINANCIAL OFFICER AND
                                                     SECRETARY


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on December 17, 1998.



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Chairman of the Board and
              *                   Chief Executive Officer
------------------------------    (Principal Executive       December 17, 1998
       Joaquin F. Blaya           Officer)

                                Chief Financial Officer,
     /s/ STEVEN E. DAWSON         Secretary and Director
------------------------------    (Principal Financial and   December 17, 1998
       Steven E. Dawson           Accounting Officer)

              *                 Executive Vice President,
------------------------------    Business Affairs and       December 17, 1998
      Andrew C. Goldman           Director

              *
------------------------------  Director                     December 17, 1998
      John D. Santoleri

              *
------------------------------  Director                     December 17, 1998
        Sidney Lapidus


*By:    /s/ STEVEN E. DAWSON
      -------------------------
          Steven E. Dawson
          ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on this 17th day of December, 1998.


                                RADIO UNICA OF SAN FRANCISCO, INC.

                                By:             /s/ STEVEN E. DAWSON
                                     -----------------------------------------
                                               Name: Steven E. Dawson
                                         TITLE: CHIEF FINANCIAL OFFICER AND
                                                     SECRETARY


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on December 17, 1998.



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Chairman of the Board and
              *                   Chief Executive Officer
------------------------------    (Principal Executive       December 17, 1998
       Joaquin F. Blaya           Officer)

                                Chief Financial Officer,
     /s/ STEVEN E. DAWSON         Secretary and Director
------------------------------    (Principal Financial and   December 17, 1998
       Steven E. Dawson           Accounting Officer)



*By:    /s/ STEVEN E. DAWSON
      -------------------------
          Steven E. Dawson
          ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on this 17th day of December, 1998.


                                ORO SPANISH BROADCASTING, INC.

                                                /s/ STEVEN E. DAWSON
                                     -----------------------------------------
                                               Name: Steven E. Dawson
                                         TITLE: CHIEF FINANCIAL OFFICER AND
                                                     SECRETARY


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on December 17, 1998.



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Chairman of the Board and
              *                   Chief Executive Officer
------------------------------    (Principal Executive       December 17, 1998
       Joaquin F. Blaya           Officer)

                                Chief Financial Officer,
     /s/ STEVEN E. DAWSON         Secretary and Director
------------------------------    (Principal Financial and   December 17, 1998
       Steven E. Dawson           Accounting Officer)



*By:    /s/ STEVEN E. DAWSON
      -------------------------
          Steven E. Dawson
          ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on this 17th day of December, 1998.


                                RADIO UNICA OF SAN FRANCISCO LICENSE CORP.

                                                /s/ STEVEN E. DAWSON
                                     -----------------------------------------
                                               Name: Steven E. Dawson
                                         TITLE: CHIEF FINANCIAL OFFICER AND
                                                     SECRETARY


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on December 17, 1998.



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Chairman of the Board and
              *                   Chief Executive Officer
------------------------------    (Principal Executive       December 17, 1998
       Joaquin F. Blaya           Officer)

                                Chief Financial Officer,
     /s/ STEVEN E. DAWSON         Secretary and Director
------------------------------    (Principal Financial and   December 17, 1998
       Steven E. Dawson           Accounting Officer)



*By:    /s/ STEVEN E. DAWSON
      -------------------------
          Steven E. Dawson
          ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on this 17th day of December, 1998.


                                RADIO UNICA OF MIAMI, INC.

                                                /s/ STEVEN E. DAWSON
                                     -----------------------------------------
                                               Name: Steven E. Dawson
                                         TITLE: CHIEF FINANCIAL OFFICER AND
                                                     SECRETARY


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on December 17, 1998.



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Chairman of the Board and
              *                   Chief Executive Officer
------------------------------    (Principal Executive       December 17, 1998
       Joaquin F. Blaya           Officer)

                                Chief Financial Officer,
     /s/ STEVEN E. DAWSON         Secretary and Director
------------------------------    (Principal Financial and   December 17, 1998
       Steven E. Dawson           Accounting Officer)



*By:    /s/ STEVEN E. DAWSON
      -------------------------
          Steven E. Dawson
          ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on this 17th day of December, 1998.


                                RADIO UNICA OF MIAMI LICENSE CORP.

                                                /s/ STEVEN E. DAWSON
                                     -----------------------------------------
                                               Name: Steven E. Dawson
                                         TITLE: CHIEF FINANCIAL OFFICER AND
                                                     SECRETARY


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on December 17, 1998.



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Chairman of the Board and
              *                   Chief Executive Officer
------------------------------    (Principal Executive       December 17, 1998
       Joaquin F. Blaya           Officer)

                                Chief Financial Officer,
     /s/ STEVEN E. DAWSON         Secretary and Director
------------------------------    (Principal Financial and   December 17, 1998
       Steven E. Dawson           Accounting Officer)



*By:    /s/ STEVEN E. DAWSON
      -------------------------
          Steven E. Dawson
          ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on this 17th day of December, 1998.


                                RADIO UNICA OF LOS ANGELES, INC.

                                                /s/ STEVEN E. DAWSON
                                     -----------------------------------------
                                               Name: Steven E. Dawson
                                         TITLE: CHIEF FINANCIAL OFFICER AND
                                                     SECRETARY


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on December 17, 1998.



          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

                                Chairman of the Board and
              *                   Chief Executive Officer
------------------------------    (Principal Executive        December 17, 1998
       Joaquin F. Blaya           Officer)

                                Chief Financial Officer,
     /s/ STEVEN E. DAWSON         Secretary and Director
------------------------------    (Principal Financial and    December 17, 1998
       Steven E. Dawson           Accounting Officer)



*By:    /s/ STEVEN E. DAWSON
      -------------------------
          Steven E. Dawson
          ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on this 17th day of December, 1998.


                                RADIO UNICA OF LOS ANGELES LICENSE CORP.

                                                /s/ STEVEN E. DAWSON
                                     -----------------------------------------
                                               Name: Steven E. Dawson
                                         TITLE: CHIEF FINANCIAL OFFICER AND
                                                     SECRETARY


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on December 17, 1998.



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Chairman of the Board and
              *                   Chief Executive Officer
------------------------------    (Principal Executive       December 17, 1998
       Joaquin F. Blaya           Officer)

                                Chief Financial Officer,
     /s/ STEVEN E. DAWSON         Secretary and Director
------------------------------    (Principal Financial and   December 17, 1998
       Steven E. Dawson           Accounting Officer)



*By:    /s/ STEVEN E. DAWSON
      -------------------------
          Steven E. Dawson
          ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on this 17th day of December, 1998.


                                RADIO UNICA OF SAN ANTONIO, INC.

                                                /s/ STEVEN E. DAWSON
                                     -----------------------------------------
                                               Name: Steven E. Dawson
                                         TITLE: CHIEF FINANCIAL OFFICER AND
                                                     SECRETARY


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on December 17, 1998.



          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

                                Chairman of the Board and
              *                   Chief Executive Officer
------------------------------    (Principal Executive        December 17, 1998
       Joaquin F. Blaya           Officer)

                                Chief Financial Officer,
     /s/ STEVEN E. DAWSON         Secretary and Director
------------------------------    (Principal Financial and    December 17, 1998
       Steven E. Dawson           Accounting Officer)



*By:    /s/ STEVEN E. DAWSON
      ------------------------
          Steven E. Dawson
          ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on this 17th day of December, 1998.


                                RADIO UNICA NETWORK, INC.

                                                /s/ STEVEN E. DAWSON
                                     -----------------------------------------
                                               Name: Steven E. Dawson
                                         TITLE: CHIEF FINANCIAL OFFICER AND
                                                     SECRETARY

                               POWER OF ATTORNEY


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on December 17, 1998.



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Chairman of the Board and
              *                   Chief Executive Officer
------------------------------    (Principal Executive       December 17, 1998
       Joaquin F. Blaya           Officer)

                                Chief Financial Officer,
     /s/ STEVEN E. DAWSON         Secretary and Director
------------------------------    (Principal Financial and   December 17, 1998
       Steven E. Dawson           Accounting Officer)



*By:    /s/ STEVEN E. DAWSON
      -------------------------
          Steven E. Dawson
          ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on this 17th day of December, 1998.


                                RADIO UNICA SALES CORP.

                                                /s/ STEVEN E. DAWSON
                                     -----------------------------------------
                                               Name: Steven E. Dawson
                                         TITLE: CHIEF FINANCIAL OFFICER AND
                                                     SECRETARY


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on December 17, 1998.



          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

                                Chairman of the Board and
              *                   Chief Executive Officer
------------------------------    (Principal Executive        December 17, 1998
       Joaquin F. Blaya           Officer)

                                Chief Financial Officer,
     /s/ STEVEN E. DAWSON         Secretary and Director
------------------------------    (Principal Financial and    December 17, 1998
       Steven E. Dawson           Accounting Officer)



*By:    /s/ STEVEN E. DAWSON
      -------------------------
          Steven E. Dawson
          ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on this 17th day of December, 1998.


                                BLAYA, INC.

                                                /s/ STEVEN E. DAWSON
                                     -----------------------------------------
                                               Name: Steven E. Dawson
                                         TITLE: CHIEF FINANCIAL OFFICER AND
                                                     SECRETARY


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on December 17, 1998.



          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

                                Chairman of the Board and
              *                   Chief Executive Officer
------------------------------    (Principal Executive        December 17, 1998
       Joaquin F. Blaya           Officer)

                                Chief Financial Officer,
     /s/ STEVEN E. DAWSON         Secretary and Director
------------------------------    (Principal Financial and    December 17, 1998
       Steven E. Dawson           Accounting Officer)



*By:    /s/ STEVEN E. DAWSON
      -------------------------
          Steven E. Dawson
          ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on this 17th day of December, 1998.


                                RADIO UNICA OF HOUSTON LICENSE CORP.

                                                /s/ STEVEN E. DAWSON
                                     -----------------------------------------
                                               Name: Steven E. Dawson
                                         TITLE: CHIEF FINANCIAL OFFICER AND
                                                     SECRETARY


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on December 17, 1998.



          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

                                Chairman of the Board and
              *                   Chief Executive Officer
------------------------------    (Principal Executive        December 17, 1998
       Joaquin F. Blaya           Officer)

                                Chief Financial Officer,
     /s/ STEVEN E. DAWSON         Secretary and Director
------------------------------    (Principal Financial and    December 17, 1998
       Steven E. Dawson           Accounting Officer)



*By:    /s/ STEVEN E. DAWSON
      -------------------------
          Steven E. Dawson
          ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

 EXHIBIT
  NUMBER                                                 DESCRIPTION
----------  ------------------------------------------------------------------------------------------------------

   3.1*     Certificate of Incorporation of the Company.

   3.2*     Bylaws of the Company.

   3.3*     Certificate of Incorporation of Radio Unica of San Francisco, Inc.

   3.4*     Bylaws of Radio Unica of San Francisco, Inc.

   3.5*     Certificate of Incorporation of Oro Spanish Broadcasting, Inc.

   3.6*     Bylaws of Oro Spanish Broadcasting, Inc.

   3.7*     Certificate of Incorporation of Radio Unica of San Francisco License Corp.

   3.8*     Bylaws of Radio Unica of San Francisco License Corp.

   3.9*     Certificate of Incorporation of Radio Unica of Miami, Inc.

   3.10*    Bylaws of Radio Unica of Miami, Inc.

   3.11*    Certificate of Incorporation of Radio Unica of Miami License Corp.

   3.12*    Bylaws of Radio Unica of Miami License Corp.

   3.13*    Certificate of Incorporation of Radio Unica of Los Angeles, Inc.

   3.14*    Bylaws of Radio Unica of Los Angeles, Inc.

   3.15*    Certificate of Incorporation of Radio Unica of Los Angeles License Corp.

   3.16*    Bylaws of Radio Unica of Los Angeles License Corp.

   3.17*    Certificate of Incorporation of Radio Unica of San Antonio, Inc.

   3.18*    Bylaws of Radio Unica of San Antonio, Inc.

   3.19*    Certificate of Incorporation of Radio Unica Network, Inc.

   3.20*    Bylaws of Radio Unica Network, Inc.

   3.21*    Certificate of Incorporation of Radio Unica Sales Corp.

   3.22*    Bylaws of Radio Unica Sales Corp.

   3.23*    Bylaws of Blaya, Inc.

   3.24*    Certificate of Incorporation of Blaya, Inc.

   3.25*    Bylaws of Radio Unica of Houston License Corp.

   3.26*    Certificate of Incorporation of Radio Unica of Houston License Corp.

   4.1*     Purchase Agreement, dated July 22, 1998, among the Company, each of the Company's subsidiaries set forth therein, CIBC Oppenheimer Corp. and Bear, Stearns & Co. Inc.

   4.2*     Indenture dated as of July 27, 1998 between the Company and Wilmington Trust Company, as Trustee.

   4.3*     Form of New Note (included as Exhibit A to Exhibit 4.2).

   4.4*     Form of Guarantee (included as Exhibit G to Exhibit 4.2).

   4.5*     Registration Rights Agreement, dated as of July 22, 1998, between the Company and CIBC Oppenheimer
            Corp. and Bear, Stearns & Co. Inc.

 EXHIBIT
  NUMBER                                                 DESCRIPTION
----------  ------------------------------------------------------------------------------------------------------
   5.1      Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

  10.1*     Credit Agreement, dated as of July 8, 1998 among the Company, Holdings, the several banks and other financial institutions from time to time parties thereto and Canadian Imperial Bank of Commerce, in its individual capacity and as Agent ("CIBC").

  10.2*     Form of Guarantee under the Credit Agreement, each dated as of July 8, 1998, by each of the following subsidiaries of the Company: Radio Unica of San Francisco, Inc., Oro Spanish Broadcasting, Inc., Radio
            Unica of San Francisco License Corp., Radio Unica of Miami, Inc., Radio Unica of Miami License Corp.,
            Radio Unica of Los Angeles, Inc., Radio Unica of Los Angeles License Corp., Radio Unica of San
            Antonio, Inc., Radio Unica Network, Inc. and Radio Unica Sales Corp. in favor of CIBC (included as
            Exhibit E to Exhibit 10.1).

  10.3*     Form of Pledge Agreement, each dated as of July 8, 1998, between CIBC and each of Radio Unica of San
            Francisco, Inc., Radio Unica of Miami, Radio Unica of Los Angeles, Inc., Oro Spanish Broadcasting,
            Inc., Holdings and the Company (included as Exhibits A, C and F to Exhibit 10.1).

  10.4*     Form of Security Agreement, each dated as of July 8, 1998, between CIBC and each of the following subsidiaries of the Company: Radio Unica of San Francisco, Inc., Oro Spanish Broadcasting, Inc., Radio
            Unica of San Francisco License Corp., Radio Unica of Miami, Inc., Radio Unica of Miami License Corp.,
            Radio Unica of Los Ageles, Inc., Radio Unica of Los Angeles License Corp., Radio Unica of San Antonio,
            Inc., Radio Unica Network, Inc., and Radio Unica Sales Corp Holdings and the Company (included as
            Exhibits B, D and G to Exhibit 10.1).

  10.5*     Contribution Agreement, dated as of July 8, 1998, among certain of the Company's subsidiaries,
            Holdings and CIBC.

  10.6*     Intellectual Property Security Agreement, dated as of July 8, 1998, between the Company and CIBC.

  10.7*     Securities Purchase Agreement, dated as of August 11, 1997, by and among the Company, Warburg, Pincus
            Ventures, L.P. and the other investors named therein.

  10.8*     Supplement to Securities Purchase Agreement, dated as of June, 1998, among the Company, Holdings,
            Warburg, Pincus Ventures, L.P. and the other investors named therein.

  10.9*     Stockholders' Agreement, dated as of June 30, 1998, by and among Holdings, Warburg, Pincus Ventures,
            L.P., Joaquin Blaya, Herbert Levin and the other persons listed therein.

  10.10*    Time Brokerage Agreement, dated as of October 31, 1997, by and between the Company and Lotus Oxnard
            Corp. relating to KVCA(AM).

  10.11*    Time Brokerage Agreement, dated as of October 31, 1997, by and between the Company and Texas Lotus
            Corp. relating to KZDC(AM).

  10.12*    Time Brokerage Agreement, dated as of June 9, 1998, by and between Achievement Radio Holdings, Inc.
            and the Company relating to WYPA(AM).

  10.13*    Time Brokerage Agreement, dated as of April 27, 1998, by and between The Freedom Network, Inc. and the
            Company relating to KDFT(AM).

  10.14*    Asset Purchase Agreement, dated as of January 26, 1998, by and among the Company, One-On-One Sports
            License of Florida, L.L.C. and One-On-One Sports Radio of Florida, L.L.C.

  10.15*    Stock Purchase Agreement, dated as of February 20, 1998, by and among the Company, Oro Spanish
            Broadcasting, Inc. and Rene De La Rosa.

 EXHIBIT
  NUMBER                                                 DESCRIPTION
----------  ------------------------------------------------------------------------------------------------------
  10.16*    Asset Purchase Agreement, dated as of May 20, 1998, by and among the Company, Sinclair Radio of Los
            Angeles, Inc. and Sinclair Radio of Los Angeles Licensee, Inc.

  10.17*    Form of Non Competition and Confidentiality Agreement between each of Joaquin F. Blaya, Herbert M.
            Levin and Steven E. Dawson, dated August 13, 1997.

  10.18*    Agreement, dated as of November 19, 1997, entered into by and between The Miami Herald Publishing
            Company and the Company.

  10.19*    Agreement, dated as of January 15, 1998, entered into by and between Radio Unica Corp. and Jorge
            Ramos.

  10.20*    Amended and Restated Artist Agreement, dated as of June 5, 1998, entered into by and between Radio
            Unica Network, Inc. and Raque Productions (for services of Pedro Sevcec).

  10.21*    Independent Contractor Agreement dated as of June 30, 1998 between Radio Unica Network, Inc. and Dra
            Isabel, Inc. (for services of Isabel Gomez Bassols)

  10.22*    1998 Stock Option Plan of Holdings

  10.23*    Lease, dated October 21, 1997, between Port of Oakland and Oro Spanish Broadcasting, Inc. (for real property located in City of Oakland, County of Alameda).

  10.24*    Lease, dated April 20, 1983, by and between May L. Rotolante and Radio WCMQ, Inc., as assigned to
            Radio Unica of Miami, Inc. (for real property in Dade County, Florida).

  10.25*    Lease, as amended, dated September 19, 1997, by and between KOALA Miami Realty Holding Co., Inc. and
            Radio Unica Corp. (for office space located in Dade County, Florida).

  10.26*    Amendment to Time Brokerage Agreement, dated as of May 20, 1998, by and between The Freedom Network,
            Inc. and the Company relating to KDFT(AM).

  10.27*    Local Programming and Marketing Agreement, dated as of June 1, 1998, by and between Children's Radio of New York, Inc. and the Company relating to WBAH(AM).

  10.28*    Stock Purchase Agreement, dated as of June 10, 1998, by and among the Company, Blaya, Inc. and Joaquin
            F. Blaya.

  10.29**   Option Agreement, dated as of October 31, 1997, by and between Lotus Oxnard Corp. and the Company.

  10.30*    Option Agreement, dated as of October 31, 1997, by and between Texas Lotus Corp. and the Company.

  10.31**   Option Agreement, dated as of June 9, 1998, by and between Personal Achievement Radio of Illinois,
            Inc. and the Company.

  10.32*    First Supplemental Indenture, dated as of September 11, 1998, among the Company, Blaya, Inc., Radio
            Unica of Houston License Corp. and Wilmington Trust Company.

  10.33*    Guarantee under the Supplemental Indenture, dated as of September 11, 1998, of Blaya, Inc. and Radio
            Unica of Houston License Corp.

  10.34*    Subsidiary Pledge Agreement, dated as of September 11, 1998, between CIBC and Blaya, Inc.

  10.35*    Subsidiary Security Agreement, dated as of September 11, 1998, between CIBC and Blaya, Inc.

  10.36*    Subsidiary Security Agreement, dated as of September 11, 1998, between CIBC and Radio Unica of Houston
            License Corp.

 EXHIBIT
  NUMBER                                                 DESCRIPTION
----------  ------------------------------------------------------------------------------------------------------
  10.37*    Subsidiary Guarantee under the Credit Agreement, dated as of September 11, 1998, of Blaya, Inc.

  10.38*    Subsidiary Guarantee under the Credit Agreement, dated as of September 11, 1998, of Radio Unica of
            Houston License Corp.

  10.39**   Agreement, dated as of September 28, 1998, between the Company and Inter/Forever Sports, Inc.

  10.40**   Agreement, dated as of September 28, 1998, between the Company and Inter/Forever Sports, Inc.

  10.41*    Asset Purchase Agreement, dated as of October 26, 1998, among the Company, Children's Broadcasting
            Corporation, Children's Radio of Dallas, Inc., Children's Radio of Phoenix, Inc. and Children's Radio
            of New York, Inc.

  10.42*    First Amendment to Asset Purchase Agreement, dated as of October 27, 1998, among the Company,
            Children's Broadcasting Corporation, Children's Radio of Dallas, Inc., Children's Radio of Phoenix,
            Inc. and Children's Radio of New York, Inc.

  10.43*    Local Programming and Marketing Agreement, dated as of October 26, 1998, among the Company, Children's
            Radio of New York, Inc., Children's Radio of Dallas, Inc. and Children's Radio of Phoenix, Inc.

  10.44*    Letter Agreement, dated as of October 26, 1998, between the Company and Foothill Capital Corporation.

  10.45*    Security Agreement, dated as of October 26, 1998, among the Company, Children's Radio of Dallas, Inc.,
            Children's Radio of Phoenix, Inc., Children's Radio of New York, Inc., KAHZ-AM, Inc. and Children's
            Broadcasting Corporation.

  21.1*     Subsidiaries of the Company.

  23.1*     Consent of Ernst & Young LLP.

  23.2*     Consent of Miller, Kaplan, Arase & Co., LLP.

  23.3*     Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in exhibit 5.1).

  24.1*     Power of Attorney of Messrs. Blaya, Levin, Dawson, Goldman and Santoleri.

  24.2*     Power of Attorney of Mr. Lapidus.

  25.1*     Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of Wilmington Trust
            Company.

  27.1*     Financial Data Schedule.

  27.2*     Financial Data Schedule.

  99.1*     Form of Letter of Transmittal.

  99.2*     Form of Notice of Guaranteed Delivery.


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*   Previously filed.

** Portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.